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                                                                    Exhibit 23.3
                                                                    ------------


                  Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 registration statement of our report on the consolidated financial statements of Sequa Chemicals Corporation, dated March 31, 1999, included in OMNOVA Solutions Inc.'s registration statement on Form 10/A (Amendment No.3), and to all references to our Firm included in this registration statement.



/s/ Arthur Andersen LLP

Arthur Andersen LLP
September 30, 1999